State of Delaware
Secretary of State
Division of Corporations
Delivered 02:53 PM 11/10/2020
FILED 02:53 PM 11/10/2020
SR 20208325009 - File Number 4108508

STATE OF DELAWARE
CERTIFICATE OF FORMATION
OF LIMITED LIABILITY COMPANY

The undersigned authorized person, desiring to form a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The Name of the limited liability company is:

Gratus Capital Properties Fund III LLC

2. The Registered Office of the limited liability company in the State of Delaware is located at:

1209 Orange Street, Wilmington DE 19801

The name of the Registered Agent at such address upon whom process against this limited liability company may be served is:

National Registered Agents, Inc.

By Clemen Cunningham
Authorized Person

Name Clemen Cunningham
Print of Type

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "GRATUS CAPITAL PROPERTIES FUND III LLC", FILED IN THIS OFFICE ON THE TENTH DAY OF NOVEMBER, A.D. 2020, AT 2:53 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

4108508 8100
SR# 20208325000

Authentication: 204052312
Date: 11-10-20